Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

O’CONNOR FUND OF FUNDS:  EQUITY OPPORTUNITY LLC
(formerly, UBS Equity Opportunity Fund II, L.L.C.)

Tendered Pursuant to the Offer to Purchase

Dated September 19, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR
BY FAX BY THE END OF THE DAY ON
MONDAY, OCTOBER 17, 2011, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

O’Connor Fund of Funds:  Equity Opportunity LLC
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
Claymont, Delaware 19703-9911

Attn: Tender Offer Administrator

For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

O'CONNOR FUND OF FUNDS:  EQUITY OPPORTUNITY LLC
You are responsible for confirming that this Notice is received by BNY Mellon
Investment Servicing (US) Inc.  To assure good delivery, please send this page to
BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):    ☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date
Print Name and Title of
Co-Signatory: